Exhibit 10.3

STATE OF NORTH CAROLINA

COUNTY OF WAKE	SECOND LEASE AMENDMENT

This Lease Amendment (the “Amendment”) is made and entered into this 10th day of October, 2002, by and between Rexford, LLC, a North Carolina Limited Liability Company, hereinafter referred to as “Landlord” and Tangram Enterprise Solutions, Inc., hereinafter referred to as “Tenant”;

WITNESSETH:

THAT WHEREAS, Landlord and Tenant entered into a certain Lease Agreement (the “Lease”) dated December, 23, 1996 for certain premises (the “Premises”) known as Suite 301 and Suite 401 containing approximately 49,574 rentable square feet on the third and fourth floors of the building (the “Building”) located at 11000 Regency Parkway, Cary, North Carolina, and amended May 25, 2000 increasing the Premises from 49,574 to 64,084; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease; and

NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.	Effective Date: Except as stated otherwise, this amendment shall be effective on October 1, 2002.

2.	Premises: As of the Effective Date, the Demised Premises shall be Suite 301 and shall contain approximately 16,087 useable square feet and 18,500 rentable square feet (the “New Demised Premises”) as outlined in Exhibit A to this Second Lease Amendment.

3.	Rent: Monthly Base Rent shall be as set out below:

October 1, 2002 to September 30, 2003:     $29,291.67

October 1, 2003 to September 30, 2004:     $29,831.25

4.	Reimbursement of Construction Costs: Tenant shall continue to pay five hundred forty-three and 11/100 dollars ($543.11) per month through June 30, 2004 for the amortization of construction costs, previously agreed to under the Lease.

5.	Operating Expenses: Tenant’s Pro Rata Share of Operating Expenses shall be changed to seven and 3/10 percent (7.3%).

6.	Vacate Premises: Tenant shall vacate the Original Demised Premises, and the Expansion Office Space, except for the New Demised Premises, on or before October 31, 2002. Landlord and Tenant agree that Tenant may leave workstations and furniture (the “Furnishings”) in the Original Demised Premises after October 31, 2002 at no additional charge to Tenant and Paragraph 9, Indemnification and Insurance, of the Lease shall apply to all areas where Tenant has Furnishings outside the New Demised

Premise, as if Tenant leased such space. Furthermore, Tenant agrees to remove such Furnishings anytime after October 31, 2002 with at least two weeks prior written notice from Landlord.

7.	Contingency: In order to induce Landlord to amend the Lease, Tenant has agreed to pay Landlord a fee equal to six hundred seventy-three thousand eight hundred sixty-two and 08/100 dollars ($673,862.08) of which six hundred sixty thousand dollars ($660,000.00) has already been paid into an escrow account with Landlord’s attorney. With the execution of this Second Lease Amendment by Tenant, Tenant shall release the funds held in escrow to the Landlord and shall submit a certified check to the Landlord in the amount of thirteen thousand eight hundred sixty-two and 08/100 dollars ($13,862.08).

8.	Signage: Tenant shall have no rights to any signage outside the New Demised Premises and shall remove all signage that exists outside the New Demised Premises and shall repair any damage as a result of such removal.

9.	Reception Area: If Tenant elects to lease the Reception Area (the “Reception Area”), as outlined in Exhibit B after December 31.2002, Tenant shall give written notice to Landlord by December 15, 2002 and Landlord shall install a mutually agreed upon demising wall and entrance at Tenant’s costs. If Tenant elects to vacate the Reception Area Tenant must do so by December 31, 2002 and Landlord will adjust the square footage of the New Demised Premises by the square footage of the Reception Area.

10.	Ratification. Except as specifically amended hereby, the Lease shall remain in full force and effect, and the same is hereby ratified approved and affirmed.

The remainder of this page is intentionally blank

Signature page is attached hereto and incorporated herein by reference

IN WITNESS WHEREOF, the parties hereto have executed this Second Lease Amendment as of the day and year first above written.

LANDLORD: Rexford, LLC

BY: Grubb Management, Inc., Manager

/s/ Salvatore G. Cammarata (SEAL)
Salvatore G. Cammarata, Vice President

ATTEST:
Corporate Secretary (CORPORATE SEAL)

TENANT: Tangram Enterprise Solutions, Inc.

By:	/s/ John N. Nelli (SEAL)
Printed Name:	John N. Nelli
Title:	Senior VP and CFO

ATTEST:
Secretary (CORPORATE SEAL)